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                       SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT

                           Pursuant to Section 13 or 15(d)
                        of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 1997
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                          NORLAND MEDICAL SYSTEMS, INC.
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                (Exact name of registrant as specified in its charter)

Delaware                            0-26206                           06-1387931
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(State or other jurisdiction           (Commission            (IRS Employer
 of incorporation)                     File Number)          Identification No.)

106 Corporate Park Drive, Suite 106, White Plains, NY                     10604
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code:  (914) 694-2285
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ITEM 2.  Acquisition or Disposition of Assets.

    On September 11, 1997, the Registrant purchased all of the outstanding stock of Norland Corporation, a Wisconsin corporation ("Norland Corp."), from Norland Medical Systems B.V., a Netherlands corporation ("NMS BV"). Such acquisition was approved by the Registrant's stockholders at the adjourned Annual Meeting of Stockholders held on September 8, 1997. The acquisition was made pursuant to a Stock Purchase Agreement dated as of February 26, 1997, as amended, between the Registrant and NMS BV (the "Stock Purchase Agreement").
The descriptions of the transaction, the terms of the Stock Purchase Agreement, and the overlaps in the ownership and management of NMS BV and Norland Corp. and the ownership and management of the Registrant contained in the Registrant's July 25, 1997 Proxy Statement, as supplemented on August 28, 1997 (collectively, the "Proxy Materials"), are incorporated herein by reference.

    The purchase price under the Stock Purchase Agreement is $17,500,000 plus an additional purchase price of up to $2,500,000, the exact amount to be based upon the Registrant's 1997 sales. The $17,500,000 was paid at closing, $1,250,000 in cash and $16,250,000 by the Registrant's 7% promissory note (the "Purchase Note"). A $1,250,000 principal payment on the Purchase Note is due on March 11, 1998. The balance is payable on September 11, 2002, with a right on the part of the Registrant to extend the maturity for an additional two years. If the maturity is so extended, the applicable interest rate will be increased by one percentage point at the original maturity date and at the end of each six month period thereafter. If the proposed settlement of the litigation









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described in the August 28, 1997 supplemental Proxy Materials is approved, the interest rate will be increased by one percentage point at the end of the fifth year and the sixth year rather than every six months The Registrant may repay the Purchase Note at any time and, except for the $1,250,000 payment due on March 11, 1998, the Registrant may make payments of principal by delivering shares of its Common Stock, valued at the average closing price for the five trading days preceding the delivery.

    The amount of any additional purchase price will be determined upon completion of the audit of the Registrant's financial statements for the year ending December 31, 1997. For each full $1,000,000 of Registrant 1997 sales above $32,000,000, the Registrant will be obligated to pay an additional $312,500 in purchase price, up to a maximum additional purchase price of $2,500,000. The entire additional purchase price will be paid by a second promissory note (the "Additional Note"). The terms of the Additional Note will be the same as those of the Purchase Note, except that there will be no mandatory prepayment of principal prior to maturity. The Purchase Note is, and the Additional Note will be, secured by a pledge by the Company to NMS BV of all of the stock of Norland Corp.

ITEM 7.   Financial Statements and Exhibits.

    (a)    Financial statements of Norland Corp.

            The following financial statements contained in the Proxy Materials are incorporated herein by reference:

AUDITED FINANCIAL STATEMENTS OF NORLAND CORPORATION:

Independent Auditor's Report of Deloitte & Touche LLP

Consolidated Balance Sheets as of December 31, 1996 and 1995

Consolidated Statements of Income for the years ended
     December 31, 1996, 1995 and 1994

Consolidated Statements of Changes in Common Stockholder's Equity for the years ended December 31, 1996, 1995 and 1994

Consolidated Statements of Cash Flows for the years ended
     December 31, 1996, 1995 and 1994

Notes to the Consolidated Financial Statements

UNAUDITED FINANCIAL STATEMENTS OF NORLAND CORPORATION:

Condensed Consolidated Balance Sheets as of June 30, 1997 and 1996

Condensed Consolidated Statements of Income for the six months ended June 30, 1997 and 1996

Condensed Consolidated Statements of Changes in Common Stockholder's
  Equity for the six months ended June 30, 1997 and 1996











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Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 1997 and 1996

Notes to Condensed Consolidated Financial Statements

PRO FORMA FINANCIAL STATEMENTS:

Unaudited Pro Forma Combined Condensed Financial Statements

Pro Forma Combined Condensed Balance Sheet as of
  June 30, 1997

Pro Forma Combined Condensed Statements of Income for the year ended
  December 31, 1996 and for the six months ended June 30, 1997

Notes to the Pro Forma Combined Condensed Financial Statements

       (b)   Exhibits.

              2.3 Stock Purchase Agreement between Norland Medical Systems, Inc. and Norland Medical Systems B.V. (the copy of this Agreement included in the Proxy Materials is incorporated herein by reference).

                                      SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NORLAND MEDICAL SYSTEMS, INC.



Date:  September 22, 1997              By:/s/ Kurt W. Streams
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                                          Kurt W. Streams
                                          Vice President, Finance and Secretary






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